FORM 8-K

Date of Report (Date of earliest event reported) May 9, 2012

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On May 8, 2012, Tejon Ranch Co. held an annual meeting of its shareholders. Two proposals were acted on at that meeting: (1) The election of two Class I Directors, and (2) The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. Tejon Ranch Co. shareholders reelected both of the Class I Directors and approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

	For	Withheld	Not voted
Geoffrey L. Stack	15,130,055	429,900	4,433,506
Michael H. Winer	15,262,126	297,838	4,433,506

Following are the votes cast for and against ratification of independent registered public accounting firm:

For	Against	Not Voted
17,475,200	133,056	2,385,214

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2012	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Senior Vice President, and Chief Financial Officer